EX-10.9

SOUTH TECH BUSINESS PARK LEASE

This lease agreement (“Lease”) dated for reference purposes as of November 21, 2005, is made and entered into by and between SOUTH TECH-DIABLO BUSINESS CENTER, a limited-liability company organized and existing under the laws of the State of Nevada (“Landlord”), and UNIVERSAL POWER GROUP, INC., a Texas Corporation (“Tenant”) for and in consideration of the mutual covenants and promises herein contained, the material detrimental reliance that the parties and persons dealing with the parties will place upon the execution and delivery of this Lease and other good and valuable consideration, the receipt and sufficiency of which are acknowledged.

SUMMARY OF BASIC LEASE INFORMATION

Date:	November 21, 2005

Landlord:	SOUTH TECH-DIABLO BUSINESS CENTER, LLC, a
Nevada limited liability company.

Landlord’s Address:	5770 South Valley View Boulevard, Las Vegas, Nevada 89118

Electronic Transfers:	Yes ( )	No (x)

Tenant:	Universal Power Group, Inc.

Tenant’s Address:	1720 Hayden Drive, Carrollton, Texas 75006

Business Center:	The commercial/warehouse/industrial real estate complex known as “SOUTH TECH-DIABLO BUSINESS CENTER”,
consisting of approximately 10,000 (+/-) square feet.

Premises:	5480 S. Valley Blvd., Suites #110 & 120 in the South Tech-Diablo
Business Center consists of approximately ten thousand (10,000
+/-) square feet of area.

Building Signage Fee:	$0 dollars and 0 Cents (0)

Tenant Improvement:	See Paragraph #58 of the attached Addendum

Completion Time of Tenant
Improvements
By Landlord:	December 31, 2005

Construction Allowance:	$9 per square foot of Usable Area

Lease Term:	Thirty six (36) months

Possession/Occupancy Date:	January 1, 2006

Commencement Date:	January 1, 2006

Expiration Date:	December 31, 2009

Monthly Base Rent:	$7,100.00 ($0.71 per square foot per month)

Cam Charges:	$2,900.00 ($0.29 per square foot)

Annual Rent Increases:	$0.05 Cents ($0.05¢) per square foot accumulative)

Security Deposit:	$10,000.00 – (a total of $20,000 is due upon signing of the Lease
Agreement).

Permitted Use:	Storage & wholesale distribution of batteries.

Tenant’s Trade Name:	Universal Power Group, Inc.

Reserved Parking Spaces:	Twelve (12) parking spaces

Reserved Parking Fee:	$0 Dollars and 0 Cents ($0) per space per month

Guarantor(s):	Universal Power Group, Inc., Mr. Randy Hardin and Mr. Ian
Edmonds

Tenant’s Broker:	Ben Jensen (Colliers International)

Landlord’s Broker:	Curtis S. Sanders (NAI Horizon)

ARTICLE XX
LEASE

          20.01      Lease. Each and all of the obligations of Tenant pursuant to this Lease shall be by the person or persons identified in the Lease Summary, as evidenced by the execution and delivery of substantially in this Lease.

The parties hereto have executed this Lease in duplicate as of the day and year first above written.

Landlord:
SOUTH TECH-DIABLO BUSINESS CENTER

By:	/s/ illegible	1-5-06
	Authorized Representative	Date
Tom E. Hallet, Manager

Tenant:
UNIVERSAL POWER GROUP, INC.

By:	/s/ Julie Sansom Reese	12-7-05
	Julie Sansom Reese	Date
(469) 892-1122

Tenant:

By:	/s/ Ian Edmonds	12-7-05
	Ian Edmonds – COO	Date
(469) 892-1122

ADDENDUM
To South Tech Multi-Tenant Lease Agreement – NET
By and between South Tech Diablo Business Center (“Landlord”) and Universal Power Group, Inc. (“Lessee”)

Dated: November 21, 2005

SUBJECT PROPERTY:
5480 South Valley View Boulevard
Suites #110 & 120
Las Vegas, Nevada 89118

(49) UTILITIES
Lessee shall be financially responsible for the payment of all of its utility bills including: power, telephone, etc. During Lessee’s Lease period, Lessee shall be financial responsible for any excessive trash removal and water.

(50) POSSESSION/COMMENCEMENT OF RENT:
Upon execution of the attached Lease Agreement, Lessee shall have possession of the subject property on January 1, 2006.

(51) BASE RENT & SECURITY DEPOSIT:
Upon Lessee’s execution of the attached Lease Agreement and other related documents, Lessee shall give landlord a check in the amount of $20,000.00. This amount represents Lessee’s first month’s rent of $10,000 and a $10,000.00 security deposit.

(52) RENT ABATEMENT:
Lessee shall have possession of the subject space on January 1, 2005. Lessee’s monthly rent shall be abated until February 1, 2006.

(53) GENERAL LIABILITY INSURANCE:
Prior to occupancy, Lessee shall provide Lessor with a Certificate of Insurance as described in Paragraph 12.01 of the attached Lease Agreement dated November 21, 2005.

(54) COST OF LIVING ADJUSTMENT (COLA):
Lessee shall pay to Landlord an annual $0.05 per square foot Cost Of Living Adjustment (COLA).

(55) OPTION TO EXTEND:
Landlord shall grant Lessee a three (3) year “Option” to extend the primary Lease term. Landlord’s approval of said “Option” is subject to Lessee’s compliance with the terms and conditions of the attached Lease Agreement. In order for Lessee to exercise the said “Option,” Lessee shall provide Landlord with a ninety- (90) day written notice of its intent to exercise the said “Option.”

In the event Lessee should exercise its “Option” to extend the primary Lease term, Lessee’s monthly base rent shall be upon Landlord’s determination of market value at the prevailing market rent.

(56) HAZARDOUS MATERIALS:
All chemicals stored by Lessee (if any) in the interior and/or the exterior of the above-referenced Premises shall comply with all established state and federal environmental laws, rules, ordinances, regulations, directives, permits and restrictions pertaining to hazardous materials.

ADDENDUM
5480 South Valley View Boulevard
November 21, 2005
Page Two

(57) SIGNAGE:
See Exhibit A: The parties hereto acknowledge that a material inducement for Lessor to enter into this Lease is that Lessee will erect a sign on the building that is according to the Lessor’s sign criteria in Exhibit A (attached hereto). Lessee agrees to erect a sign within sixty (60) days following the date the Lessee takes occupancy of the Premises. In the event Lessee does not erect the sign within said sixty (60) days, Lessor shall have the right to erect the sign on behalf of the Lessee and to charge Lessee for the cost thereof. Said additional charge shall be consider additional rent, and said remedy shall be in additional to all other remedies available to Lessor in the event of Lessee’s default under this Lease.

(58) TENANT IMPROVEMENTS - LANDLORD:
Landlord, at Landlord’s sole cost and expense, shall make the following Tenant Improvements on behalf of Lessee.

  Paint the interior and the exterior of the offices and showroom (including showroom office door). The paint color will be Swiss coffee.

  Replace as required, existing electrical outlet with new white outlet covers.

  Replace carpeting in the offices and install carpeting in the showroom area. There will be a 4” carpet base, and the color would be #49515 Grind Stone.

  Clean floor tile behind existing counter.

  Replace missing tiles in showroom, Install additional track lighting and touch up paint on ceiling tiles.

  Patch and paint holes in warehouse wall(s). Clean and paint nine feet (9’) of warehouse above the finished floor.

  Clean ground-level loading door in Suite #110.

  Install two (2) 208/220 electrical outlets. (1) at electrical breaker box and (1) to be installed in back warehouse office. Conduits and outlets to be surface mounted.

  Clean warehouse floor.

  Leave existing window covering.

  Clean and paint rest rooms.

  Remove former tenant’s business name from the 12 parking spaces in front of building.

  Clean rear of the building.

  Remove desk in office.

  Replace and/or repair hot water heater.

ADDENDUM
5480 South Valley View Boulevard
November 21, 2005
Page Three

(59) TENANT IMPROVEMENTS - LESSEE:
Lessee shall have the “Option,” and at Lessee’s sole cost and expense, perform the following tenant improvements. Landlord’s construction department will provide Tenant with a written estimate to make the following tenant improvements.

  Paint T-bars in showroom and offices. Replace ceiling tile with white ceiling tile. This is contingent upon Lessee installing 2’ x 4” drop-in fluorescent light fixtures.

  Drywall the existing opening that separates the showroom from the warehouse, and install a #6070 swinging door(s).

  Change the color of the top and base of the existing counter in showroom to black.

(60) REVIEW BY ATTORNEY:
Landlord and Lessee hereby acknowledge that each were advised, either verbally or in writing by NAI Horizon or Colliers International to review the attached Lease Agreement, Addendum, Exhibit(s) and the Duties Owed Disclosure form, as well as other related legal documents that may pertain to this transaction with their respective attorney and/or legal consultant prior to executing the said documents.

Landlord and Lessee hereby agree that NAI Horizon (“Listing Broker”) and Collier’s International (cooperating Broker) has not made any representation as to the legal sufficiency or tax consequences of the attached Lease Agreement, or the suitability of the subject Premises for Lessee’s intended use of the property.

Landlord and Lessee hereby acknowledge that they have not relied on NAI Horizon and Colliers International as reason(s) for entering into the attached Lease Agreement. Said Brokers shall not be financially responsible or liable regarding the actions of the Landlord or the Lessee regarding this transaction either now or in the future.

I HAVE READ, UNDERSTAND AND AGREE TO TERMS AND CONDITIONS CONTAINED HEREIN.

Initials:		Initials:
	Landlord		Lessee

Initials:		Initials:
	Landlord		Lessee

NAI Horizon
Commercial Real Estate Services, Worldwide

DUTIES OWED BY A NEVADA REAL ESTATE LICENSEE
This form does not constitute a contract for services nor an agreement to pay compensation.

In Nevada, a real estate licensee is required to provide each party to a real estate transaction with a form setting forth the duties owed by the licensee.

Licensee: The licensee in the real estate transaction is Curtis S. Sanders whose license number is 30176. The licensee is acting for Southtech Partners, LLC who is the Landlord of the real property located at 5480 South Valley View Boulevard (Suites 110 & 120), Las Vegas, Nevada 89118.

Broker: The Broker is Ron McMenemy, whose company is NAI Horizon.

Licensee’s Duties Owed to All Parties:
A Nevada real estate licensee shall:
1.	Not deal with any party to a real estate transaction in a manner which is deceitful, fraudulent or dishonest.
2.	Exercise reasonable skill and care with respect to all parties to the real estate transaction.
3.	Disclose to each party to the real estate transaction as soon as practicable:

a. Any material and relevant facts, data or information which licensee knows, or with reasonable care and diligence the licensee should know about the property.
b. Each source from which licensee will receive compensation.

4.	Abide by all other duties, responsibilities and obligations required of the licensee in law or regulations.

Licensee’s Duties Owed to the Client:
A Nevada real estate licensee shall:
1.	Exercise reasonable skill and care to carry out the terms of the brokerage agreement and the licensee’s duties in the brokerage agreement.
2.
Not disclose, except the licensee’s broker, confidential information relating to a client for 1 year after the revocation or termination of the brokerage agreement, unless licensee is required to do so by court order or the client gives written permission.

3.	Promote the interest of the client by:
a.	Seeking a sale, lease or property at the price and terms stated in the brokerage agreement or at a price acceptable to the client.
b.	Presenting all offers made to, or by the client as soon as practicable.
c.	Disclosing to the client material facts of which the licensee has knowledge concerning the real estate transaction.
d.	Advising the client to obtain advice from an expert relating to matters which are beyond the expertise of the licensee.
e.	Accounting to the client for all money and property the licensee receives in which the client may have an interest.

Duties Owed By a broker who assigns different licensees affiliated with the brokerage to separate parties.
Each licensee shall not disclose, except to the real estate broker, confidential information relating to client.

Licensee Acting for Both Parties: You understand that the licensee __________ may or ___________ may not, in the future act for two or
                                                                                                                       (Client Init)                    (Client Init)
more parties who have interests adverse to each other. In acting for these parties, the licensee has a conflict of interest. Before a licensee may act for two or more parties, the licensee must give you a “Consent to Act” form to sign.

I/We acknowledge receipt of a copy of this list of licensee duties, and have read and understand this disclosure.
SOUTHTECH PARTNERS LLC		UNIVERSAL POWER GROUP

		/s/ (unreadable)	12/7/05 5:30pm
Seller/Landlord	Date Time	Buyer/Tenant	Date Time

		/s/ (unreadable)	12/7/05 5:30pm
Seller/Landlord	Date Time	Buyer/Tenant	Date Time

Approved Nevada Real Estate Division	Page 1 of 1	525
Replaces all previous editions		Revised 05/01/05

          19.11      Governing Law: Jurisdiction. The laws of the State of Nevada, as such laws have been interpreted and applied by the courts of the State of Nevada, shall govern the validity, performance, and enforcement of each and all of the provisions of this Agreement. Any proceedings with respect to the performance or enforcement of this Agreement shall be brought in the state District Court for Clark County, Nevada, which is vested with exclusive subject matter jurisdiction.

          19.12      No Recordation. Neither this Lease nor any memorandum of this Lease shall be recorded. Any recordation in violation of this Section 20.05 shall, ipso facto, constitute a slander of title.

          19.13      Obligations to Broker. Tenant hereby warrants that BEN JENSEN (“Tenant’s Broker”) and only Tenant’s Broker has represented Tenant with respect to the negotiation of this Lease and the lease of the Premises by Tenant from Landlord. Tenant understands that, and hereby confirms its understanding that, CURTIS SANDERS (“Landlord’s Broker”) has represented Landlord with respect to negotiation of this Lease and the lease of the Premises by Landlord to Tenant. Landlord has agreed to pay to Tenant’s Broker and Landlord’s Broker, a cumulative total commission equal to FIVE percent (5%) of the Base Rent (without taking into account any COL Adjustments) payable during the Lease Term, exclusive of any periods of extension (“Brokers Commission”) to be allocated and divided as Tenant’s Broker and Landlord’s Broker have separately agreed, with which allocation and division neither Landlord nor Tenant is concerned. Tenant shall indemnify, defend, and hold and save Landlord free and harmless from and against any and all claims, suits, actions, proceedings, judgments, damages, interest, costs and expenses (including attorney fees) and all other liability arising out of or in connection with any claim by Tenant’s Broker and/or any other broker, salesperson, agent, finder or other person (other than Landlord’s Broker) who or which claims to be entitled to any fee, commission or other compensation (other than the Broker’s Commission) based upon any actual or alleged statement, representation or agreement of Tenant, whether rightfully or wrongfully asserted.

          19.14      Acknowledgement of Real Estate Licensees. Tenant hereby acknowledges and confirms that Tenant has been informed that Tom E. Hallett is licensed as a real estate broker, broker-salesperson or salesperson pursuant to NRS Chapter 645 and that Tom E. Hallett is directly or indirectly affiliated with, and/or has a beneficial interest in, Landlord.

ARTICLE XX
LEASE

          The parties have executed this Lease in duplicate as of the day and year first above written.

35
(South Tech Business Park Lease)

Landlord:

SOUTHTECH DIABLO , LLC

By	/s/ ??? Taylor – Authorized Representative
Tom E. Hallet, Manager

Tenant: Universal Power Group

By	/s/ (unreadable)
(signature)

/s/ Ian Edmonds	COO
(name)	(title)

/s/ Julie Sansom Reese, CFO

Julie Sansom Reese

36
(South Tech Business Park Lease)

EXHIBIT C TO SOUTH TECH BUSINESS PARK LEASE

(Form of Memorandum of Premises and Commencement Date)

The undersigned SOUTH TECH-Diablo Business Center LLC (“Landlord”) and Universal Power Group, Inc. (“Tenant”). For purposes of and pursuant to Sections 1.02 and 2.01 of that certain lease agreement dated Nov. 21, 2005 (“Lease”) between Landlord and Tenant, hereby confirm, acknowledge and agree that (a) unless otherwise parenthetically defined in this Memorandum, all capitalized terms used in this Memorandum shall have the same meanings ascribed to such terms in the Lease, (b) the suite number of the Premises is _______; (c) as a result of the construction and measurement of the Premises is ___________ (_____) square feet; and (d) the Commencement Date of the Lease Term occurred on _______________ (____) square feet, and (d) the Commencement Date of the Lease Term occurred on _______________, 20___.

Dated this ___ day of ________, 20__.

Landlord:

SOUTH TECH ______________________, LLC

By
Tom E. Hallett, Manager

Tenant

By

South Tech Business Park Lease – Exhibit C

LANDLORD SUBORDINATION AGREEMENT

This LANDLORD SUBORDINATION AGREEMENT (this “Agreement”) made this 22nd day of      December     , 2005, by and among:

SECURED PARTY:	COMPASS BANK
8080 North Central Expressway, Suite 250
Dallas, Texas 75206

LESSEE:	UNIVERSAL POWER GROUP, INC.
1720 Hayden Drive
Carrollton, Texas 75006

and

LESSOR:	SOUTH TECH-DIABLO BUSINESS CENTER, LLC
5770 South Valley View Boulevard
Las Vegas, Nevada 89118

R E C I T A L S

          WHEREAS COMPASS BANK (“Secured Party”) has made or is making a loan (as renewed, modified, consolidated, replaced or extended, the “Loan”) to UNIVERSAL POWER GROUP, INC., a Texas corporation (“Lessee”) to provide working capital for its operations located at 5480 South Valley Boulevard Suites #110 and 120 in the South Tech-Diablo Business Center, (the “Premises”) and such Loan is governed by a Revolving Credit and Security Agreement (along with other documents executed in connection therewith as renewed, modified, consolidated, replaced or extended, the “Security Agreement”) and secured by, inter alia, a perfected security interest in Lessee’s inventory and other

Landlord Subordination Agreement	Page 1

property described or referenced in Exhibit A (wherein Lessee is referred to as “Debtor”) hereto (the “Collateral”);

          WHEREAS it benefits all parties named herein for Secured Party to make the Loan to Lessee so as to further the economic vitality of Lessee’s business and operations located on the Premises; and

          WHEREAS Secured Party, as a condition of making the Loan, required that its security interest in the Collateral will be superior to any lien, right, title or interest of South Tech-Diablo Business Center, LLC., (“Lessor” or “Landlord”) in, upon, under or to the Collateral;

          NOW, THEREFORE, in consideration of the premises, the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties, Landlord, Secured Party and Lessee covenant and agree as follows:

A G R E E M E N T

          1.           SUBORDINATION. Any mortgage, lease, indenture, agreement, contract or law now or hereafter in effect, and all rights, title, liens and interests of Landlord thereunder, and all rights, title, liens and interests accruing to Landlord as landlord or otherwise, whether consensual or arising by operation of law, are and shall be subject and subordinate in all respects to Secured Party’s security interest in the Collateral, to the extent of each and every Loan advance made or hereafter to be made under or in connection with the Security Agreement, together with interest, charges and expenses related thereto, and to all renewals, modifications, consolidations, replacements and extensions of the Loan and/or the Security

Landlord Subordination Agreement	Page 2

Agreement. Notwithstanding any provisions of any mortgage, lease, indenture, agreement, contract or law to the contrary, and for as long as the Security Agreement and any renewals, modifications, consolidations, replacements or extensions thereof shall remain in effect, Secured Party’s security interest in the Collateral shall be superior to any rights, title, liens and interests in favor of Landlord.

Landlord hereby further agrees not to take any action of any kind (whether or not permitted by Article 9 of the Uniform Commercial Code or any other applicable law) to possess, repossess, foreclose upon, dispose of (at public or private sale) or otherwise realize upon any of the Collateral without the prior written notice to Secured Party, and then, only after the expiration of the 45 day period referred to in the secured party access paragraph below.

          2.           SECURED PARTY ACCESS. Upon written demand by Secured Party to Landlord, or in the event Landlord succeeds to the interest of Lessee in the Premises, whether by default or termination of any relevant mortgage, lease, indenture, agreement, contract, encumbrance or otherwise, Secured Party shall be allowed to enter the Premises for such reasonable periods of time, no to exceed 45 days following such demand, as are required for the purpose of preserving, collecting or liquidating its security interests and such other purposes as are reasonably incident to such procedures and shall be allowed to remove all or part of the Collateral from the Premises and/or store all or part of the Collateral on the Premises during such period of time, without further obligation or liability to Lessee or Landlord.

          3.           ASSIGNMENT. Lessee and Landlord agree not to assign or transfer at any time while this Agreement remains in effect any rights, title, liens or interests of any kind in, upon, under or to the Collateral (or any indebtedness, obligation or liability secured thereby) without notifying Secured Party in writing at the address listed on page one of this Agreement.

Landlord Subordination Agreement	Page 3

          4.           DURATION: BINDING EFFECT. This Agreement shall continue in effect until all indebtedness, obligations and liabilities now or hereafter owing from Lessee to Secured Party, including, without limitation, all indebtedness, obligations and liabilities arising under or in connection with the Loan have been satisfied and paid in full, and shall remain in effect until written notice is given to all the other parties hereto of termination. No termination, however, shall impair the rights or priorities created or acquired by Secured Party prior to the effective date of such termination. This Agreement is solely for the benefit of the parties hereto and all of the covenants, terms, conditions and obligations herein contained shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns, and no other person or entity is intended to or shall have any rights hereunder, whether as a third party beneficiary, or otherwise.

          5.           MISCELLANEOUS. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEVADA AND SHALL TAKE THE EFFECT OF A SEALED INSTRUMENT. This Agreement may be executed in one or more counterparts and shall be binding upon the parties hereto when a counterpart hereof has been signed by each of them. This Agreement may be filed and recorded by Secured Party.

Landlord Subordination Agreement	Page 4

STATE OF _____Nevada_____)

COUNTY OF ___Clark_______)

          I, the undersigned, a Notary Public in and for said County in said State, hereby certify that ___Dee Taylor___, whose name as ___Authorized Representative___ of ___South Tech Diablo___, a ___Nevada, LLC___, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, ___, as such officer and with full authority executed the same voluntarily for and as the act of said corporation.

          Given under my hand this the ___22nd___ day of ___December___, ___2005___

/s/ Maricruz Garcia
Notary Puclic

My commission expires: ___10-2-06___

Seal Omitted	NOTARY PUBLIC
STATE OF NEVADA
No. Unreadable
County of Clark
MARICRUZ GARCIA

My Appointment Expires Oct. 2, 2006

Landlord Subordination Agreement	Page 6

EXHIBIT A

All of Debtor’s (i) inventory, including, without limitation, all finished goods, other goods, merchandise and other personal property which are held for sale, lease or rental or furnished or to be furnished under a contract of service and all raw materials, work in process, component parts, materials or supplies used or to be used or consumed or to be consumed in Debtor’s business, and related products and all goods represented thereby, wherever located, and all such goods that may be reclaimed or repossessed from or returned by Debtor’s customers and all shipping and packaging materials related to the foregoing; (ii) accounts, accounts receivable, notes, notes receivable, contracts, contract rights, retail installment sales contracts, drafts, documents, documents of title, warehouse receipts, bills of lading, title retention and lien instruments, security agreements, acceptances, instruments, conditional sales contracts, chattel mortgages, chattel paper, general intangibles and other forms of obligation and rights to payment and receivables whether or not yet earned by performance, including, without limitation, state and federal tax refunds; (iii) licenses, patents, trademarks, tradenames, mask works and copyrights, together with all applications for the registration thereof and all registrations obtained therefore, and all renewals and/or extensions of such applications and registrations, all rights corresponding thereto throughout the world, and all proceeds, products, licenses, rents and royalties of the foregoing, and all further or other property that pertains or relates to or emanates or derives from any and all of the foregoing and all related rights and property; (iv) goods, instruments, notes, notes receivable, documents, documents of title, warehouse receipts, bills of lading, certificates of title, policies and certificates of insurance, securities, chattel paper, deposits, cash and other property, which are now or may hereafter be in the possession of or deposited with Secured Party or otherwise assigned to Secured Party or as to which Secured Party may now or hereafter control possession by documents of title or otherwise; and (v) substitutions, accessions, additions, parts, accessories, attachments, replacements, proceeds and products of, to and for any and all of the foregoing, including, without limitation, any and all tort and insurance proceeds and any and all substitutions, accessions, additions, parts, accessories, attachments, replacements, proceeds and products in the form of any of the property described or referenced in (i) through (iv) above, whether now or hereafter owned, existing, created, arising or acquired.

Landlord Subordination Agreement	Page 7

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective on the date hereof.

SECURED PARTY:

COMPASS BANK

By:
WITNESS	Its:

LESSEE:

Universal Power Group, Inc.,
A Texas corporation

By:
WITNESS	Its:

LANDLORD: South Tech Diablo

Dee Taylor
Authorized Represenative

WITNESS

Landlord Subordination Agreement	Page 5

extended beyond a time which will prevent Contractor from completing the entire project within the time that Owner allows Contractor for such completion.

4.5      Contractor may, after 24 hours prior written notice to Subcontractor by facsimile or personal service, engage other help. Should said amount be greater than the balance due from Contractor to Subcontractor, the difference shall be immediately due and owing to Contractor from Subcontractor. Notice by facsimile shall be deemed given when a confirmation copy prints from originating facsimile machine and by personal service shall be deemed given when delivered. Time is of the essence in the agreement.

4.6      No claims for additional compensation or damages for delays whether in the furnishing of material by Contractor, or delays by other subcontractors or Owner, will be allowed by the Contractor, and said extension of time for the completion shall be the sole remedy of Subcontractor. Nothing herein contained shall require Contractor to make any claim against Owner for such delays, and it is specifically agreed that the failure of Contractor to prosecute any such claim against Owner shall not entitle Subcontractor to any claim for damages against Contractor.

ARTICLE V

PAYMENTS

5.1      Contractor shall pay to the Subcontractor in current funds for the performance of the Work, subject to additions and deductions by executed Change Order as provided in this Agreement, Seven Thousand Three Hundred Dollars (1,500.00) (“Contract Sum”). Purchase Order #.

5.2      Payment requests for work completed by Subcontractor must be submitted by the 20th of each month (billing cycle). All payment requests will be verified by Contractor and payments will be made according to Contractor’s percent complete determined by Contractor’s schedule. Payment will be released in 30 days, and Contractor will hold 10% retention on the total amount billed. If payment request is received after the due date, it will not be processed until the following billing cycle. The Contractor will hold retention until he receives final payment from the Owner, but not less than forty-five (45) days after the entire work required by the agreement has been fully completed in conformity with the Contract Documents and has been delivered and accepted by Owner, Architect and Contractor. Subcontractor will provide lien releases with all payment requests.

5.3      Subcontractor, will become very familiar with the existing facility and staff and will be fully aware of all existing conditions and has included the cost of all required systems and components, whether shown or not, to provide complete and fully functional finished product. Subcontractor has verified with South Tech personnel, as required, per vinous plan notes, has field verified all existing conditions and requirements, has included all “include in bid” notes per the plans, and has included the costs for all of these items as part of this Subcontract base price.

Contractors Lic # 0039606A Limit $15,000,000.00                Subcontractor ___      Contractor ___